UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of report)	July 1, 2025
(Date of earliest event reported)	July 1, 2025

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 East Fifth Street

Tulsa, OK 74103

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (918) 947-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 1, 2025, ONE Gas, Inc. (the “Company”) announced that Joseph L. McCormick, senior vice president, general counsel and assistant secretary, notified the board of directors of the Company (the “Board”) of his plan to retire from his position, effective as of October 1, 2025. No changes have been made to Mr. McCormick’s compensation, and the treatment of his compensation upon his retirement is consistent with prior Company disclosures regarding executive compensation.

On July 1, 2025, the Company announced that its Board elected Regina L. Gregory to serve as the Company’s senior advisor, effective July 16, 2025, and then transitioning to senior vice president, general counsel and assistant secretary, effective upon Mr. McCormick’s retirement on October 1, 2025.

Ms. Gregory, 54, served as the executive vice president, general counsel and corporate secretary of Targa Resources Corp. (“Targa”), a leading provider of midstream services and one of the largest independent infrastructure companies in North America, from March 2020 to January 2024. Ms. Gregory served as the vice president and assistant general counsel of Targa from July 2018 to March 2020. Prior to joining Targa, Ms. Gregory served in senior leadership positions at various energy companies and practiced law at the firms of Jones Day and Norton Rose Fulbright.

Ms. Gregory is eligible to participate in the benefit plans described under the “Compensation Discussion and Analysis” on pages 39 through 52 of the Company’s Proxy Statement relating to its 2025 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on April 2, 2025 (and such descriptions are incorporated herein by this reference).

There are no arrangements or understandings between Ms. Gregory and any other person pursuant to which she was selected as an officer of the Company, and there are no family relationships between Ms. Gregory and any director or executive officer of the Company. Ms. Gregory has no direct or indirect interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On July 1, 2025, the Company issued a news release announcing the retirement of Joseph L. McCormick, as senior vice president, general counsel and assistant secretary, to be effective October 1, 2025, and that its Board elected Regina L. Gregory to serve as the Company’s senior advisor, effective July 16, 2025, and then transitioning to senior vice president, general counsel and assistant secretary, effective upon Mr. McCormick’s retirement on October 1, 2025. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	News release issued by ONE Gas, Inc. dated July 1, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE Gas, Inc.

	By:	/s/ Brian K. Shore
Date: July 1, 2025		Brian K. Shore
Vice President, Associate General Counsel and Secretary